UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      September 13, 2002

Harborside Healthcare Corporation

Delaware (State or other jurisdiction of incorporation or organization)	333-64679 (Commission File Number)	04-3307188 (IRS employer identification no.)

One Beacon Street, Boston, Massachusetts (Address of principal executive offices)	02108 (Zip Code)

(Registrant's telephone number, including area code)           (617)   646-5400

                 Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 13, 2002 Harborside Healthcare Corporation and its subsidiaries (the "Company") entered into a Loan and Security Agreement (the "Agreement") with Heller Healthcare Finance, Inc. as Agent and Lender and certain financial institutions. The Agreement effectively replaced financing provided to the Company by a group of banks through a credit facility. Funds owed by the Company in connection with the credit facility were repaid as part of obtaining the Agreement. The Agreement provides a maximum of $100 million of debt financing to the Company. A copy of the Agreement is provided as an exhibit to this filing.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.3 Loan and Security Agreement dated September 13, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Harborside Healthcare Corporation

                              By:   /s/ William H. Stephan
                              ------------------------------
                              William H. Stephan
                              Senior Vice President and Chief Financial Officer

DATE:   September 30, 2002